Exhibit 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Jon Puckett	Lesley Pool
Vice President	Senior Vice President/
Investor Relations	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8028
jon.puckett@acs-inc.com	lesley.pool@acs-inc.com
ACS Announces Second Quarter Fiscal Year 2007 Results
DALLAS, TEXAS: February 13, 2007 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process outsourcing and information technology solutions, announced second quarter fiscal year 2007 revenues of $1.4 billion, an increase of 6% compared to the second quarter of the prior year. The Company’s internal revenue growth rate for the quarter was 4%. Second quarter fiscal year 2007 diluted earnings per share was $0.72, and included legal expenses related to the ongoing stock option investigations and shareholder derivative lawsuits and a gain on hedging activities.
“I am very pleased with our results this quarter. We saw improvements in operating margins in both the Commercial and Government segments. Our renewal rates were excellent at approximately 90% for the second quarter and approximately 95% for the first six months of the year. I would like to thank our clients for their continued confidence in ACS,” said Lynn Blodgett, ACS’ President and Chief Executive Officer. “Internal revenue growth in our Government segment improved to 4% which is a sign that the steps we started taking 18 months ago to restructure our sales force have driven the desired results. We achieved good cash flow results in the second quarter and reduced capital expenditures in absolute terms and as a percent of revenue from the prior year and prior quarter. All in all this was a good quarter for ACS. We could not have achieved these results without our resilient and dedicated workforce and I appreciate all of their efforts.”
Other key highlights from ACS’ fiscal 2007 second quarter include:
•	Total revenue growth for the second quarter was 6% from the prior year quarter. Total revenue growth was 10% after adjusting for the divestiture of the welfare to workforce services (“WWS”) business, substantially all of which was divested in the second quarter of fiscal 2006 (“WWS Divestiture”). Consolidated internal revenue growth for the second quarter was 4%. The Commercial segment grew 9% in total with 3% internal revenue growth. The Commercial segment accounted for 60% of revenues this quarter. The Government segment had 4% internal revenue growth and 10% total revenue growth, excluding the WWS Divestiture. The Government segment accounted for the remaining 40% of consolidated revenues this quarter.
•	Diluted earnings per share was $0.72 for the second quarter of fiscal year 2007 and included $0.09 per diluted share of legal and other expenses related to the ongoing stock option investigations and shareholder derivative lawsuits and a $0.02 per diluted share gain on hedging instruments.

•	Diluted earnings per share was $0.81 for the second quarter of fiscal year 2006 and included a $0.12 per diluted share net benefit related to the WWS Divestiture, restructuring and related asset impairment charges of $0.05 per diluted share, and a $0.03 per diluted share charge for legal settlements and related legal fees, and for legal fees associated with the previously announced unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares.

•	Cash flow from operations was approximately $132 million, or 9% of revenues. Capital expenditures and additions to intangible assets were approximately $75 million, or 5% of revenues. Free cash flow during the second quarter was approximately $57 million. Our cash flow results included cash interest paid on debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, offset by cash interest income, totaling $65 million, or 5% of revenues.

•	During the second quarter, we acquired Systech Integrators, Inc. for $65 million, plus contingent payments of up to $40 million based upon future performance. Systech, with trailing twelve months of revenue of approximately $61 million, is a premier partner of SAP Americas and will expand ACS’ existing SAP service offering with consulting and systems integration services.

•	During the quarter, the Company signed contracts with $166 million of annual recurring revenue and total contract value of approximately $1.1 billion. We renewed $162 million of annual recurring revenue with total contract value of $553 million during the quarter.
Key year-to-date highlights for fiscal year 2007 include:
•	Revenues for the six months ended December 31, 2006 were $2.8 billion, an increase of 10% compared to the first six months of the prior year, excluding the WWS Divestiture. Consolidated internal revenue growth for the first six months of fiscal year 2007 was 4%. The Commercial segment grew 10% in total with 5% internal revenue growth for the first six months of fiscal year 2007. The Government segment grew 10%, excluding the WWS Divestiture, with 3% internal revenue growth for the first six months of fiscal year 2007.

•	Diluted earnings per share for the six months ended December 31, 2006 was $1.30. Reported results included $0.14 per diluted share of legal and other expenses related to the ongoing stock option investigations and shareholder derivative lawsuits, $0.04 per diluted share related to restructuring activities, $0.01 per diluted share related to a waiver fee on the Company’s credit facility, $0.01 per diluted share related to asset impairments and other charges, and $0.01 per diluted share gain on hedging instruments.

•	Diluted earnings per share for the six months ended December 31, 2005 was $1.54 and included a $0.12 per diluted share net benefit related to the WWS Divestiture, restructuring and related asset impairment charges of $0.05 per diluted share, $0.04 per diluted share of compensation expense related to the departure of Jeffrey A. Rich, a former chief executive officer, and the Company’s assessment of risk related to the bankruptcies of certain airline clients, and a $0.03 per diluted share charge for legal settlements and related legal fees, and for legal fees associated with the previously announced unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares.

•	Cash flow from operations for the first six months of fiscal year 2007 was $305 million, or 11% of revenues. Capital expenditures and additions to intangible assets were approximately $185 million, or 7% of revenues. Free cash flow was $119 million, or 4% of revenues. Our cash flow results included interest paid on our debt, cash paid related to legal and other costs associated with the ongoing stock option investigations and shareholder derivative lawsuits, offset by cash interest income, totaling $96 million or 3% of revenue.

•	During the six months ended December 31, 2006, the Company signed contracts with $298 million of annual recurring revenue and total contract value of $1.6 billion. The Company renewed $468 million of annual recurring revenue with total contract value of $1.5 billion during the six months ended December 31, 2006.
ACS will discuss these results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with more than 58,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risks Factors” in the most recent Annual Report on Form 10-K/A filed on February 1, 2007. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended
	December 31,
			2005(1)
	2006		(as restated)
Revenues	$1,426,761		$1,347,587

Operating expenses:
Cost of revenues:
Wages and benefits	667,852		633,461	(2)
Services and Supplies	317,618	(4)	305,889
Rent, lease and maintenance	177,099		163,541
Depreciation and amortization	85,228		70,444
Other	9,141		7,511	(2)

Total cost of revenues	1,256,938		1,180,846

Gain on sales of business	—		(29,765	)(3)
Other operating expenses	19,495	(4)	21,084	(2,3,5)

Total operating expenses	1,276,433		1,172,165

Operating income	150,328		175,422

Interest expense	48,085		14,056
Other non-operating income, net	(9,686	)(6)	(1,994)

Pretax profit	111,929		163,360

Income tax expense	39,855		60,990

Net income	$72,074		$102,370

Earnings per share:
Basic	$0.73		$0.82

Diluted	$0.72		$0.81

Shares used in computing earnings per share:

Basic	98,914		124,849
Diluted	100,152		126,926

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Six months ended
	December 31,
			2005(1)
	2006		(as restated)
Revenues	$2,812,199		$2,658,504

Operating expenses:
Cost of revenues:
Wages and benefits	1,334,468	(7,8)	1,262,146	(2,9)
Services and Supplies	608,980	(4,8)	596,661
Rent, lease and maintenance	356,155	(7)	318,713
Depreciation and amortization	166,866		138,524
Other	19,755	(7,8)	11,758	(2)

Total cost of revenues	2,486,224		2,327,802

Gain on sale of business	—		(29,765	)(3)
Other operating expenses	34,789	(4,10)	30,848	(2,3,5,11)

Total operating expenses	2,521,013		2,328,885

Operating income	291,186		329,619

Interest expense	94,098	(12)	26,795
Other non-operating income, net	(12,304	)(6)	(6,375)

Pretax profit	209,392		309,199
Income tax expense	75,935		113,454

Net income	$133,457		$195,745

Earnings per share:
Basic	$1.32		$1.56

Diluted	$1.30		$1.54

Shares used in computing earnings per share:
Basic	101,183		125,139
Diluted	102,457		127,106

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)
1)	Financial results for the three and six months ended December 31, 2005 have been restated as a result of the review of our stock option grant practices and other tax matters.

2)	During the second quarter of fiscal year 2006, the Company recorded restructuring charges and related asset impairments totaling $10.4 million ($6.6 million after tax), or $0.05 per diluted share in the following components: Wages and benefits — $4.7 million, Other cost of revenues — $1.6 million, and Other operating expenses — $4.1 million.

3)	During the second quarter of fiscal year 2006, the Company substantially completed the WWS Divestiture and recorded a net benefit before tax of $26.5 million ($15.8 million after tax), or $0.12 per diluted share, for the gain and charges related to this business.

4)	During the second quarter of fiscal year 2007, the Company incurred legal and other fees of $13.8 million ($8.9 million after tax), or $0.09 per diluted share, related to the ongoing stock option investigations and shareholder derivative lawsuits included in Other operating expenses — $13.3 million and Services and supplies — $0.5 million.

5)	During the second quarter of fiscal year 2006, the Company recorded charges for legal settlements and related legal fees, and for legal fees associated with the unsolicited offer regarding a potential sale of the Company and the possible recapitalization of the Class B shares totaling $5.9 million ($3.7 million after tax), or $0.03 per diluted share. This expense was primarily recorded in Other operating expense.

6)	During the second quarter of fiscal year 2007, the Company recorded a $3.1 million gain, ($2.1 million after tax), or $0.02 per diluted share related to foreign currency hedges included in Other non-operating income.

7)	During the first quarter of fiscal year 2007, the Company recorded restructuring charges of $6.0 million ($3.8 million after tax), or $0.04 per diluted share including in the following components: Wages and benefits — $5.1 million, Rent, lease and maintenance — $0.5 million and Other cost of revenues — $0.4 million.

8)	During the first quarter of fiscal year 2007, the Company recorded asset impairment and other charges totaling $2.1 million ($1.3 million after tax), or $0.01 per diluted share included in the following components: Wages and benefits — $1.1 million, Services and supplies — $0.2 million and Other cost of revenues — $0.8 million.

9)	During the first quarter of fiscal year 2006, the Company recorded a $5.4 million charge, ($3.4 million after tax), or $0.03 per diluted share for the departure of a former Chief Executive Officer, Jeffrey A. Rich. This expense was recorded in Wages and benefits.

10)	During the first quarter of fiscal year 2007, the Company incurred legal fees of $7.9 million ($5.0 million after tax), or $0.05 per diluted share, related to the ongoing stock option investigations and shareholder derivative lawsuits primarily included in Other operating expenses.

11)	During the first quarter of fiscal year 2006, the Company recorded a $3.0 million charge, ($1.9 million after tax), or $0.02 per diluted share for the assessment of risk related to the bankruptcies of certain airline clients. This expense was recorded in Other operating expense.

12)	During the first quarter of fiscal 2007, the Company recorded a $2.6 million charge, ($1.6 million after tax), or $0.01 per diluted share related to a waiver fee on the Company’s credit facility.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	December 31,	June 30,
	2006	2006
ASSETS:
Cash and cash equivalents	$333,155	$100,837
Accounts receivable, net	1,253,575	1,231,846
Other current assets	205,051	196,580

Total current assets	1,791,781	1,529,263

Property, equipment and software, net	935,902	870,020
Goodwill	2,536,361	2,456,654
Other intangible assets, net	484,557	475,701
Other assets	180,064	170,799

TOTAL ASSETS	$5,928,665	$5,502,437

LIABILITIES:
Accounts payable	$88,909	$104,473
Accrued compensation and benefits	161,910	172,853
Other accrued liabilities	353,954	354,632
Income taxes payable	1,508	—
Deferred taxes	11,923	18,047
Current portion of long-term debt	44,411	23,074
Current portion of unearned revenue	156,682	152,026

Total current liabilities	819,297	825,105

Long-term debt	2,566,577	1,614,032
Deferred taxes	362,702	331,433
Other long-term liabilities	289,452	275,649

TOTAL LIABILITIES	4,038,028	3,046,219

TOTAL STOCKHOLDERS’ EQUITY	1,890,637	2,456,218

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,928,665	$5,502,437

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, new business signings are defined as recurring revenue from new contracts, including the incremental portion of renewals, signed during the period and represent the estimated first twelve months of revenue to be recorded under that contract after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Supplemental Information
We have provided the impact on pre-tax profit, net income and diluted earnings per share of certain transactions and events included in our reported results of operations, which management believes enhances the understanding of our financial results and the impact of those events and transactions on our results. Management believes this information provides additional information related to factors impacting our reported financial performance which may be useful to investors. The amount of the transaction or event is presented on a basis determined in accordance with generally accepted accounting principles as reflected in our reported consolidated results of operations. All per share measures are calculated on the same diluted per share basis as our reported diluted earnings per share. The per share impacts are not intended to reflect a per share amount that accrues directly to an investor’s benefit as a result of the particular transaction or event.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational results.
These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Internal revenue growth - is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.

For the three months ended December 31, 2006, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended December 31,
	2006	2005	Growth %(a)
Consolidated
Total Revenues	$1,427	$1,348	6%
Less: Divested	—	(48)

Adjusted Base	$1,427	$1,300	10%

Acquired Revenues*	$93	$15	6%
Internal Revenues	1,334	1,285	4%

Total	$1,427	$1,300	10%

Commercial
Total Revenues	$858	$785	9%
Less: Divested	—	—

Adjusted Base	$858	$785	9%

Acquired Revenues*	$47	$—	6%
Internal Revenues	811	785	3%

Total	$858	$785	9%

Government
Total Revenues	$569	$563	1%
Less: Divested	—	(48)

Adjusted Base	$569	$515	10%

Acquired Revenues*	$46	$15	6%
Internal Revenues	523	500	4%

Total	$569	$515	10%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a) Based on actual amounts, not rounded.

     For the six months ended December 31, 2006, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Six months ended December 31,
	2006	2005	Growth %(a)
Consolidated
Total Revenues	$2,812	$2,659	6%
Less: Divested	(1)	(102)

Adjusted Base	$2,811	$2,557	10%

Acquired Revenues*	$170	$15	6%
Internal Revenues	2,641	2,542	4%

Total	$2,811	$2,557	10%

Commercial
Total Revenues	$1,700	$1,551	10%
Less: Divested	—	—

Adjusted Base	$1,700	$1,551	10%

Acquired Revenues*	$78	$—	5%
Internal Revenues	1,622	1,551	5%

Total	$1,700	$1,551	10%

Government
Total Revenues	$1,112	$1,108	0%
Less: Divested	(1)	(102)

Adjusted Base	$1,111	$1,006	10%

Acquired Revenues*	$92	$15	7%
Internal Revenues	1,019	991	3%

Total	$1,111	$1,006	10%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended		Six months ended
	December 31,		December 31,
		2005		2005
	2006	(as restated)	2006	(as restated)
Free Cash Flow*
Net cash provided by operating activities	$132	$248	$305	$358
Less:
Purchase of property, equipment and software, net of sales	(69)	(90)	(170)	(185)
Additions to other intangible assets	(6)	(6)	(15)	(13)

Free Cash Flow	$57	$152	$119	$160

*based on actual amounts, not rounded
     —end—